SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       SOUTHERN SECURITY BANK CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(a) and 0-11.

         1) Title of each class of securities to which transaction applies:

            _______________________________________________________________

         2) Aggregate number of securities to which transaction applies:

            _______________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________________________________

         4) Proposed maximum aggregate value of transaction:________

         5)  Total fee paid:______________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount  Previously   paid:______________________________
         2)  Form, Schedule or Registration No.______________________
         3)  Filing Party:___________________________________________
         4)  Date Filed:_____________________________________________

                       SOUTHERN SECURITY BANK CORPORATION

                         1000 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 2000

To the Shareholders of Southern Security Bank Corporation:

     Notice is hereby given that the Annual Meeting of the Shareholders of Southern Security Bank Corporation ("Southern Security") will be held at the offices of Southern Security Bank located at 3475 Sheridan Street, Hollywood, Florida, on Tuesday, April 25, 2000 at 4:00 p.m. for the following purposes:

     1. To elect three Class I Directors to serve until the 2003 Annual Meeting and elect one Class III Director to serve until the 2002 Annual Meeting.

     2. To consider and act upon other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 28, 2000 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on by shareholders.

By Order of the Board of Directors,



Floyd D. Harper
Vice President and Secretary

Hollywood, Florida
April 14, 2000

             WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING,
                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
                   RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                       SOUTHERN SECURITY BANK CORPORATION
                              3475 SHERIDAN STREET
                            HOLLYWOOD, FLORIDA 33021
                                 (954) 985-3900

This Proxy Statement is furnished to the holders of Class A Common Stock (the "Common Stock") of Southern Security Bank Corporation ("Southern Security") in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board" individually a "Director" or the "Directors") for use at the Annual Meeting of Shareholders of Southern Security to be held on April 25, 2000 (the "Annual Meeting"), or any adjournment thereof. This Proxy Statement and form of proxy are first being sent or given to shareholders on or about April 14, 2000.

Shareholders who execute proxies will retain the right to revoke them at any time before they are exercised. If you sign and return the enclosed proxy, the shares represented thereby will be voted for the amendments to the Certificate of Incorporation (the "Certificate") and for the nominees of the Board, unless otherwise indicated on the proxy.

Under the Delaware General Corporation Law ("DGCL" or "Delaware Corporate Law") and Southern Security's By-Laws ("By-Laws"), the presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The number of shares whose holders are present, or represented by proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the DGCL and the By-Laws, the Directors standing for election must be elected by a plurality of the votes cast. For voting purposes, all proxies marked "for", "against", "abstain", or "withhold authority" will be voted in accordance with those instructions.

The cost of solicitation of proxies by the Board will be borne by Southern Security. In addition to solicitations by mail, employees of Southern Security and its subsidiary may solicit proxies in person, by facsimile transmission, or by telephone, but no employee of Southern Security or its subsidiary will receive any compensation for their solicitation activities in addition to their regular compensation. Southern Security will reimburse the reasonable expenses of brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of Southern Security stock held of record by such persons.

The Board has fixed the close of business on March 28, 2000 as its record date, the time as of which shareholders entitled to notice of and to vote at the Annual Meeting shall be determined. There were 5,913,050 shares of Southern Security's Common Stock outstanding and entitled to vote at the close of business on March 28, 2000.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

Four Directors are to be elected at the meeting. The nominees proposed by the Board are listed below. The Board is classified into two groups of Directors that serve staggered terms of three years each. At the Annual Meeting, in accordance with amended Certificate and By-Laws, three persons are to be elected to the Board of Directors as Class I Directors to hold office until the year 2003 and one person as a Class III Director to hold office until the year 2002. The Directors will hold office until the shareholder meeting where their successors are elected and qualified.

It is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following nominees as Class I Directors, serving until 2003 -- Harold L. Connell, R. David Butler and Harold C. Friend; and the following nominee as a Class III Director, serving until 2002 -- G. Carlton Marlowe.

All nominees have consented to serve as Directors, if elected. However, if at the time of the meeting any nominee should be unable to stand for election, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

Each Director is elected for a period of three years. The term of directorships are staggered as to expiration date, such that each year one-third of the directorship is subject to re-election. Vacancies may be filled by a majority vote of the Directors then remaining in office and newly created directorships resulting from any increase in the number of authorized Directors may be filled only by election at an annual meeting or at a special meeting of Shareholders called for that purpose; however, any additional Directors or vacancies filled may not take office nor serve, until proper applications and disclosures are filed with the Federal Reserve Bank of Atlanta (FRB), for prior approval therefrom.


NAME                             TERM    AGE       POSITION                      DIRECTOR SINCE
----                             ----    ---       --------                      --------------
Nominees:
--------
      Harold L. Connell          3yr      57       Chairman, President & CEO     March 2000

      R. DAVID BUTLER, JR.*      1yr      51       Director                      December 1994

      Harold C. Friend           1yr      53       Director                      December 1994

      G. Carlton Marlowe         1yr      51       Director                      February 2000

Continuing Directors:
--------------------
      Philip C. Modder           2yr      59       Director, Treasurer           June 1992

      TIMOTHY S. BUTLER*         3yr      50       Director                      December 1992

      Eugene J. Strasser         2yr      54       Director                      December 1992

     *Timothy S. Butler and R. David Butler, Jr. are cousins.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR.

MANAGEMENT

Certain information concerning the background of the Directors of Southern Security, the holding company that owns 97.6% of the outstanding capital stock of Southern Security Bank (the "Bank"), and the executive officers of the Bank is set forth below.

     HAROLD L. CONNELL: Mr. Connell, Chairman, President & CEO of Southern Security is currently a partner with Connell Perrone Capital Group in Miami, Fl, a consulting group formed by Connell in 1997. Connell's banking career spans two decades with such organizations as First Financial in Tampa, Atlantic Bank in Jacksonville, The European American Bank in New York City and Meritor Savings Bank in Philadelphia. In Miami, Connell was Chief Financial Officer of Pan American Banks, a New York Stock Exchange firm that was acquired by NCNB, now Bank America, in 1986. From 1989 to 1992 Connell was president and CEO of Sendero Corporation, a wholly owned subsidiary of Fiserv, a consulting and software development firm specializing in assisting bank management in managing interest-rate risk or asset liability for financial institutions. During his three years with Sendero, the company's client base exceeded 1,000 banks worldwide.

     PHILIP C. MODDER: Mr. Modder, Director and Treasurer of Southern Security, and Chairman of the Board, President and CEO of the Bank since 1992, has been involved in the banking industry since 1970. Modder was educated at Florida Atlantic University, Boca Raton, Florida which granted him a Bachelor of Science Degree in 1969, in the academic areas of Finance and Accounting. Prior to organizing Southern Security, Mr. Modder was President and Chief Executive Officer and an organizing director of Mizner Bank located in Boca Raton, Florida, from March 1987 to May 1992. Prior thereto, Mr. Modder served as Senior Vice President with Caribank headquartered in Palm Beach County, Florida, Senior Vice President and Area Manager of Atlantic National Bank, Vice President and Branch Manager for Sun Bank and Senior Credit Officer at First Bankers Bank. Mr. Modder currently serves as a Director and was a past Chairman of the Boca Raton Chamber of Commerce, serves as Vice Chairman of the Boca Raton Airport Authority and is President of the Rotary Club of Boca Raton.

     FLOYD D.  HARPER:  Senior Vice  President  and Cashier of the Bank and Vice
President and Secretary of Southern Security, is responsible for the strategic management of all Internet operations, site maintenance, network systems and subsystems, information processing and operations, item processing systems, voice response system and Intranet system. Mr. Harper graduated with honors with a B.A. Degree from Northwood University, West Palm Beach, Florida, received a Degree from University of Virginia Graduate School of Retail Bank Management, and has been designated a Certified Consumer Credit Executive. From January 1993 to October 1994, Mr. Harper was engaged by the Resolution Trust Corporation in the disposition of failed banking institutions of over $12 billion and as Regional Vice President of Administration. Prior to 1993, Mr. Harper was Executive Vice President, Chief Operating Officer and a Director for Southern National Bank, and was Vice President and District Manager for Chase Manhattan Corporation (Florida).

     PETER P. STEC: Mr. Stec, Senior Vice President and Senior Lending Officer of the Bank has been in banking since 1980, is experienced in bulk portfolio purchases of banking assets from a variety of investors, establishing loan participation relationships and supervising the implementation of loan and discount policy. He is also experienced in rehabilitating loan portfolios and in originating new borrowing relationships. Mr. Stec was educated at the University of Dayton, Ohio, where he received a degree in Business Administration granted in 1975. He has attended the Stonier Graduate School of Banking and is a Certified Lender-Business Banking, recognized by the American Bankers Association. From June 1987 to October 1989, Mr. Stec managed Commercial Lending, Loan Operations, and Credit Administration, as Senior Vice President of First American Bank, a $1.5 Billion Florida banking company. Mr. Stec had previously served as Vice President and Commercial Lending Manager for Boca Bank, Boca Raton, Florida, and as Assistant Vice President for Southeast Bank and Florida Coast Bank in Florida.

DIRECTORS

     ROBERT DAVID BUTLER, JR.: Mr. Butler has served as a Director of Southern Security since 1994. Mr. Butler attended Carson-Newman College and the University of Tennessee and was graduated with degrees in Business Administration, English, and Music. After retiring from Eastern Airlines after fifteen years of service, in June of 1991 he established Pegasus Travel Management, a division of Regit Enterprises, Inc., of which he is the President and Chief Executive Officer. Mr. Butler resides in Coconut Grove, Florida, the location of the corporate headquarters of Regit Enterprises.

     TIMOTHY S. BUTLER: Mr. Butler has served as a Director of Southern Security since 1992, is a member of Southern Security's Audit Committee as well as a Director of the Bank. Mr. Butler attended Florida State University, Tallahassee, Florida. He has served as the President of Butler Properties Ltd. since 1971, which manages the family assets consisting of substantial farm land and various other real estate holdings. From January 1989 to June 1992, Mr. Butler served as an Associate Director of Mizner Bank in Boca Raton, Florida.

     HAROLD C. FRIEND, M.D.: Dr. Friend has served as a Director of Southern Security since 1994 and is a member of the Audit Committee. Dr. Friend has been a resident of South Florida for 23 years. He received his B.A. from the
University of Texas, and his M.D. degree from the University of Texas Southwestern Medical School in 1972. Dr. Friend is a board-certified Neurologist, practicing in Boca Raton, Florida. He has been active in numerous business activities, including past membership of the Mizner Bank's Advisory Board, President of Puget Sound Yellow Taxi, a transportation company located in Seattle, Washington, from October 1990 to June 1993, and President of the Neuroscience Center in Boca Raton, Florida from June 1985 to the present. Dr. Friend has also held past and present positions with the Southern Region of the Boy Scouts, Executive Board of United Way, and the Local and International Rotary. Dr. Friend's biography is published in multiple editions of Who's Who of the South and South West.

     G. CARLTON MARLOWE: Mr. Marlowe was elected a Director of Southern Security Bank in 1999 and is currently a member of the Executive Committee, Asset/Liability & Investment Committee, Loan & Discount Committee and Audit Committee. Mr. Marlowe was born and raised in Lexington, Kentucky before moving permanently to South Florida in 1970 and settling in Boca Raton in 1983 where he still resides. He received his B.A. degree from the University of Virginia in 1970 and his J.D. degree from the University of Miami School of Law in 1973. Since 1994, Mr. Marlowe has been a partner in the law firm of Carlton Marlowe, P.A., which has offices located in both Ft. Lauderdale and Boca Raton. In 1987 he became one of the founding shareholders of Mizner Bank in Boca Raton and his family founded, owned and operated the Bank of Whitesburg in Kentucky from 1932 until 1986 when it was sold. He is active in various bar associations and professional organizations in the South Florida area and has served as Chairman of the Business Development Committee of the Boca Raton Chamber of Commerce and continues to be active in that organization. He is active as well in other business activities including serving as Vice President of the Marlowe Corporation which manages the family assets consisting of marketable securities and various real estate investments.

     EUGENE J. STRASSER, M.D.: Dr. Strasser has served as a Director of Southern Security since 1992, is the Chairman of Southern Security's Audit Committee and as a Director of Bank. Dr. Strasser received his B.S. from the University of Maryland in 1968. He attended the University of Maryland Medical School in Baltimore, Maryland in 1972. He is licensed by the American Medical Board as a Board Certified General Surgeon and a Board Certified Plastic and Reconstructive Surgeon. He has established a private hospital, Cosmeplast Center, in Coral Springs, Florida, where he has practiced medicine since 1981.

           BENEFICIAL OWNERSHIP OF SOUTHERN SECURITY'S COMMON STOCK BY
                        CERTAIN PERSONS AND BY MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Southern Security's Common Stock as of March 28, 2000 by each person known by Southern Security to be the beneficial owner of more than five percent of all classes of Southern Security's voting securities.



                                         SHARES OF COMMON STOCK          PERCENTAGE OF
NAME & ADDRESS OF BENEFICIAL OWNER       BENEFICIALLY OWNED (1)       OUTSTANDING SHARES
----------------------------------       ----------------------       -------------------
Philip C. Modder                             1,122,443 (2)                   17.8%
3475 Sheridan Street
Hollywood, FL 33021

James L. Wilson                                617,667 (3)                   10.5%
3475 Sheridan Street
Hollywood, FL 33021

Jack E. & Molly W. Butler, TTE's,              354,827 (4)                    6.0%
U/A dated 11/13/90
150 SE 4 Avenue
Deerfield Beach, FL 33441

Robert D. & Martha L. Butler, TTE's            358,750 (5)                    6.1%
U/A dated 3/29/90
84 SE 4 Avenue
Deerfield Beach, FL 33441

Linda K. Strasser                              383,060 (6)                    6.4%
6770 NW 87 Avenue
Parkland, FL 33067

Timothy S. Butler                              449,738 (7)                    7.4%
H.C. 10, Box 580
Lakemont, GA 30552

Harold C. Friend                               347,708 (8)                    5.9%
3475 Sheridan Street
Hollywood, FL 33021

(1) Information presented in this table has been obtained from the respective shareholders or from filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(2) Includes options to purchase 409,553 shares that are exercisable within 60 days, and 67,511 shares owned by Mr. Modder's wife.

(3)  Includes 40,844 shares owned by Mr. Wilson's wife.

(4) Jack E. and Molly W. Butler share voting and investment power with respect to such shares.

(5) Robert D. Butler, Sr. and Martha L. Butler share voting and investment power with respect to such shares. Includes options to purchase 11,841 shares that are exercisable within 60 days.

(6) Includes 16,667 shares owned by Linda Strasser's husband, Eugene Strasser who is a member of the Board of Directors of Southern Security, and options owned by Mr. Strasser to purchase 100,841 shares that are exercisable within 60 days.

(7) Includes 250,000 shares owned by a trust as to which Mr. Butler has sole voting and investment power and options to purchase 134,174 shares that are exercisable within 60 days.

(8) Includes options to purchase 19,953 shares that are exercisable within 60 days, 40,993 shares owned by Mr. Friend's wife, and 152,467 shares owned by Mr. Friend as custodian for his children.

The following table sets forth information concerning the beneficial ownership of the Company's Common Stock beneficially owned by each director and nominee for director, by each executive officer named in the compensation table, and by all directors and executive officers of the Company as a group.

                                  Shares of Class A          Percent (%) of
Name (1)                            Common Stock                Class
--------                            ------------                -----
Harold L. Connell                            0                   0.0%
Philip C. Modder                     1,202,847 (2)              12.7%
James L. Wilson                      1,088,036 (3)              11.5%
Eugene J. Strasser                     383,060 (4)               4.0%
Harold C. Friend                       287,708 (5)               3.0%
Robert D. Butler, Jr.                   41,891 (6)               0.4%
Timothy S. Butler                      449,675 (7)               4.7%
G. Carlton Marlowe                     355,598 (8)               3.8%
All directors & executive
officers as a group (7 persons)      3,808,815 (9)              40.2%

(1) The business address of each of the persons identified above is at Southern Security Bank Corporation, P.O. Box 6699, Hollywood, Florida 33081-6699.
(2)  See footnote (2) to preceding table.
(3)  See footnote (3) to preceding table
(4)  See footnote (6) to preceding table
(5)  See footnote (8) to preceding table
(6)  See footnote (5) to preceding table
(7)  See footnote (7) to preceding table
(8)  Includes 353,934 shares owned by the Marlowe Family Ltd. partnership
(9) Except as otherwise indicated above, the directors and officers own these shares directly.

                          INFORMATION ABOUT MANAGEMENT

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has an Audit Committee but does not have Compensation or Nominating Committees. Compensation matters and nominations for positions on the Board are passed upon by the Board as a whole. The Board will consider, review and consider Shareholders' suggestions of nominees for Director that are submitted in writing to the Board, at the address of Southern Security's principal executive office, not less than 120 days in advance of the date Southern Security's proxy statement is released to Shareholders in connection with the previous year's Annual Meeting of Shareholders. The defined purposes and current membership of the Audit Committee is as follows.

AUDIT COMMITTEE. The Audit Committee has responsibility for general oversight of Southern Security's internal auditors, reviewing Southern Security's annual audit plan with its auditors, considering questions and issues arising during the course of the audit, oversight of Southern Security's financial reporting, and inquiring into related matters such as the adequacy of internal controls. The Audit Committee also has responsibility for making a recommendation to the Board regarding the selection of Southern Security's independent auditors. The Audit Committee, which is chaired by Dr. Strasser met twice during 1999. In addition to Dr. Strasser, Mr. Timothy S. Butler and Dr. Harold C. Friend serve on the Audit Committee.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

The Board of Directors held fourteen meetings in fiscal year 1999, and all of the Directors attended at least 88% of the aggregate of (a) the total number of meeting of the Board held during the period for which they served as Director, and (b) the total number of meetings held by all Committees of the Board on which they serve, except that, Mr. Robert Butler attended 64%, Mr. Friend attended 45% and Mr. Strasser attended 73% of the meetings.

COMPENSATION OF DIRECTORS

At present Southern Security does not compensate any of its Directors for their services to Southern Security as Directors, although it may do so in the future, subject to applicable regulatory approval. Southern Security may reimburse its Directors for their costs incurred for attending meetings of the Board.

COMPENSATION OF MANAGEMENT

The following table shows information concerning annual and long-term compensation to certain Executive Officers for services to Southern Security for the years ended December 31, 1999, 1998 and 1997 The table includes information on Southern Security's Treasurer, Philip C. Modder, and its former President and Chief Operating Officer, James L. Wilson, (collectively, the "Named Executive Officers"). No other current Executive Officer earned more than $100,000 in salary and bonus in 1999.



           ANNUAL COMPENSATION                                          LONG-TERM COMPENSATION

NAME AND                                                              SECURITIES                        ALL
PRINCIPAL                                           OTHER ANNUAL      UNDERLYING         LTIP          OTHER
POSITION               YEAR        SALARY           COMPENSATION      OPTIONS/SASRS(#)   LAYOUTS    COMPENSATION
--------               ----        ------           ------------      ----------------   -------    ------------
Philip C. Modder,      1999         $125,000        $17,000 (1)        128,454            -0-           $  0
Chairman & President   1998         $175,000        $17,000             63,749            -0-           $  0
                       1997         $175,000        $17,000             63,777            -0-           $  0

James L. Wilson, Vice  1999         $125,000        $17,000 (1)        128,454            -0-           $  0
Chairman & Chief       1998         $175,000        $17,000             63,749            -0-           $  0
Executive Officer      1997         $175,000        $17,000             57,641            -0-           $  0


(1) Includes term life insurance premiums and automobile allowances in the amount of $10,800 per year for each of Messrs. Modder and Wilson.

The following table shows information concerning options granted to Named Executive Officers during the fiscal year ended December 31, 1999.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                  NUMBER OF SECURITIES                PERCENTAGE OF TOTAL
                      UNDERLYING                     OPTIONS/SAR'S GRANTED
NAME              OPTIONS/SAR'S GRANTED                TO EMPLOYEES IN            EXERCISE OR BASE PRICE    EXPIRATION
----              ---------------------                  FISCAL YEAR                    ($/SHARE)              DATE
                                                        -----------                    ---------              ----
Philip Modder         128,454                                50%                            $4.30            6/30/2009

James Wilson          128,454 (1)                            50%                            $4.30            6/30/2009

(1) Mr. Wilson has as of March 31, 2000 relinquished all options in exchange for payment by the Company of $43,168.

The following table shows information concerning option exercises and year-end option values for options held by the Named Executive Officers.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR
                                       AND
                        FISCAL YEAR-END OPTION SAR VALUES

                                                              NUMBER OF SECURITIES      VALUE OF
                                                              UNDERLYING                UNEXERCISED
                                                              UNEXERCISED               IN-THE-MONEY
                                                              OPTIONS/SAR'S AT          OPTIONS/SAR'S AT
NAME              SHARES ACQUIRED ON        VALUE REALIZED    FY-END EXERCISABLE/       FY-END EXERCISABLE/
----                  EXERCISE              --------------    UNEXERCISABLE             UNEXERCISABLE
                      --------                                -------------             -------------
Philip Modder         - 0 -                     - 0 -          490,000 / 0                $ - 0 - (1)

James Wilson          - 0 -                     - 0 -          416,191 / 0   (2)          $ - 0 - (1)



(1) Average option exercise price was $.52 per share. There is no market for Southern Security's Common stock, and any shares issued upon exercise of the options would have been restricted under the Securities Act.

(2) Mr. Wilson has as of March 31, 2000 relinquished all options in exchange for payment by the Company of $43,168.

EMPLOYMENT AGREEMENTS

Philip C. Modder has an Employment Agreement with Southern Security dated June 11, 1992 as amended June 30, 1997 (as so amended, the "Employment Agreements"). The Employment Agreements provided that Modder would serve as Southern Security's Chief Executive Officer and Chairman of the Board. By Order of the Board of Directors of Southern Security on February 14, 2000 which was subsequently approved by bank regulators, Mr. Modder's position was changed to Treasurer.

The Employment Agreement provides that Mr. Modder will serve for a five year term from June 11, 1997, except if Southern Security does not deliver written notice to the respective executive at least six months prior to the end of the term, it shall automatically renew for an additional five year term. As currently in effect, the Employment Agreement provides for the following compensation to the executive. Southern Security will pay each a base salary of $125,000 per year, will pay an automobile allowance of $900 per month, and Southern Security will pay for comprehensive medical and dental insurance for the executive.

The Employment Agreement contains provisions for additional compensation to the executive in the event of termination, including the equivalent of one year salary. Mr. Modder and other executive officers of the Company and the Bank will be considered for inclusion in a management incentive bonus plan and the executive stock option plan which will be presented for board consideration in the near future.

                              CERTAIN TRANSACTIONS

Southern Security has recognized liabilities totaling approximately $134,000 and $144,000 at December 31, 1999 and December 31, 1998 respectively for Mr. Modder for amounts due for services performed in connection with his employment agreement. During the year ended December 31, 1998, Mr. Modder voluntarily forgave $125,000 of compensation due to him, and Southern Security decreased the related liability accordingly.

Southern Security currently owes $100,000 to a trust affiliated with John E. Butler, who is the father of Timothy S. Butler and the uncle of Robert D. Butler, Jr. who are Directors of Southern Security, pursuant to the terms of a note that bears interest at the rate of 8% per annum payable quarterly (the "Butler Note"). The Butler Note was issued on December 29, 1993 and matures every six months, when it is automatically renewed for an additional six months unless the trust notifies Southern Security of its intention to call the note thirty days prior to such maturity date. The next maturity date of the Butler
Note is June 30, 2000.

James L. Wilson voluntarily resigned as Vice Chairman and Chief executive Officer of the Company on February 11, 2000. Under the terms of the agreement reached at the time of his termination, the Company agreed to pay him, in addition to the amounts accrued for services rendered through the date of his termination, (a) $43,168 in exchange for all his options to purchase shares of the Company and the Bank, and (b) $10,000 per month for a period of eighteen months commencing January 2, 2001, subject to regulatory approval. In addition, Mr. Wilson granted the Company an option, exercisable through December 31, 2000, to acquire any and or all of the 671,845 shares of common stock owned by him at a price of $0.47 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the securities and Exchange Commission reports of beneficial ownership and changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of section 16(a) reports furnished to the Company, the Company believes that none of the foregoing persons failed to file during 1999 on a timely basis the reports required to be filed by them under Section 16(a) of the Exchange Act.

                              SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the Proxy Statement for the next Annual Meeting must be submitted on a timely basis for the 2000 Annual Meeting of Shareholders. Shareholder proposals will be timely only if received by Southern Security at its principal executive offices no later than December 16, 2000. Any such proposals, as well as any questions related thereto, should be directed to the attention of Mr. Floyd D. Harper, Vice President and Secretary.

                              INDEPENDENT AUDITORS

A representative of McGladrey & Pullen, LLP ("McGladrey & Pullen"), Southern Security's independent auditors for 1999, is expected to attend the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. No member of McGladrey & Pullen has any past or present interest, direct or indirect, in Southern Security or its subsidiary.

                                  OTHER MATTERS

Except for the matters set forth above, the Board knows of no other matters which will be presented at the Annual Meeting of Shareholders, but if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgement in such matters.

Southern Security's 1999 Annual Report to Shareholders, although not a part of this Proxy Statement, is enclosed.

A copy of Southern Security's Annual Report on Form 10-K for the fiscal year 1999 may be obtained without charge by any shareholder of record by written request to Floyd D. Harper, Vice President and Secretary at Southern Security Bank Corporation, P.O. Box 6699, Hollywood, Florida 33081.

                       SOUTHERN SECURITY BANK CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 April 25, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF SOUTHERN SECURITY BANK CORPORATION

The undersigned shareholder(s) of Southern Security Bank Corporation hereby appoints Sylvia M. Berman and Floyd D. Harper, or either of them (with full power to act alone), with full power of substitution, as proxy or proxies, to represent and vote as designated below all the shares of Common Stock of Southern Security Bank Corporation (the "Company"), which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at Southern Security Bank, 3475 Sheridan Street, Hollywood, Florida, at 4:00 p.m. on Tuesday, April 25, 2000, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are authorized to vote on the following matters.

3.   ELECTION OF DIRECTORS                     Nominees are listed below

     [ ]      FOR the election                 [ ]      WITHHOLD AUTHORITY
              nominees listed below                     to vote for all
              (except as marked to                      nominees listed below
              the contrary below)

     Harold L. Connell, R. David Butler and Harold C. Friend, M.D. to serve as Class I Directors until the Annual Meeting of Shareholders in 2003, and G. Carlton Marlowe to serve as Class III Director until the Annual Meeting of Shareholders in 2002.

     INSTRUCTION: To withhold authority to vote for any indicated nominee, write the name of the nominee(s) in the following space:_______________________

4. SAID PROXIES ARE GIVEN DISCRETION TO VOTE UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED IN 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS.

     Please sign exactly as name appears above. When signing as attorneys, executors, administrators, trustee or guardian, please give full title as such. Proxies issued by a corporation should be signed with full corporate name by duly authorized officer or officers. If a partnership, please sign the partnership name by an authorized person. For joint tenants, each owner should sign.

     Dated

                                         (Signature of Stockholder[s])

PLEASE SIGN, DATE, AND RETURN PROXY